 Exhibit 99.1

February 28, 2013

To Santa Fe Petroleum, Inc.:

This will serve as my resignation, effective February 28, 2013, from the Board of Directors of Santa Fe Petroleum, Inc. (the “Company”) and from all positions as an officer and/or employee of the Company, including as Chief Financial Officer and Secretary. This resignation does not arise from, and is not the result of, any disagreements with the Company, the Company’s independent accountants, the Company’s counsel or with the Company’s operations, policies or practices.

Sincerely,

/s/ Mark Zouvas

Mark Zouvas